                                                                  EXHIBIT 99.2

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                           PAGE NUMBER
                                                                                                           ------------

Financial Statements - Credit Suisse First Boston Corporation

     Condensed Consolidated Statements of Financial Condition as of September 30, 2000
        and December 31, 1999 (Unaudited)........................................................              7

     Condensed Consolidated Statements of Income for the nine-month periods ended
        September 30, 2000 and 1999..............................................................              9

     Condensed Consolidated Statements of Changes in Stockholder's Equity for
        the nine-month period ended September 30, 2000 and for the year ended
        December 31, 1999 (Unaudited)............................................................             10

     Condensed Consolidated Statements of Cash Flows for the nine-month periods ended
        September 30, 2000 and 1999 (Unaudited)..................................................             11

     Notes to Condensed Consolidated Financial Statements (Unaudited)............................             12



              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

      Condensed Consolidated Statements of Financial Condition (UNAUDITED)

               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)



                                                                                   September 30,       December 31,
                                                                                       2000                1999
                                                                                   -------------       ------------
                                     ASSETS


Cash and cash equivalents...............................................         $      195,665     $       101,411
Cash and securities segregated for regulatory purposes or deposited with
   clearing organizations....................................................         3,873,448           2,678,975
Collateralized short-term agreements:
   Securities purchased under agreements to resell...........................        38,660,378          28,016,598
   Securities borrowed.......................................................        58,601,418          39,126,463
Securities pledged as collateral.............................................         5,003,775           1,316,264
Receivables:
   Customers.................................................................           947,603           1,020,488
   Brokers, dealers and other................................................         3,605,658           3,833,917
Financial instruments owned, at value:
   U.S. government and agencies..............................................        10,309,506           7,503,760
   Non - U.S. government securities..........................................           304,454              78,322
   Corporate debt............................................................         7,910,419           5,719,556
   Equities and other........................................................        12,745,519           7,791,803
Office facilities, at cost (net of accumulated depreciation and amortization of
   $250,364 and $187,684, respectively)......................................           228,370             216,220
Goodwill (net of accumulated amortization of $258,259 and $238,370,
   respectively).............................................................           272,110             291,999
Other assets and deferred amounts............................................           699,922             442,901
                                                                                   ------------        ------------

Total Assets.................................................................      $143,358,245        $ 98,138,677
                                                                                   ============        ============





     See accompanying notes to condensed consolidated financial statements.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

      Condensed Consolidated Statements of Financial Condition (UNAUDITED)

               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)



                                                                                   September 30,       December 31,
                                                                                       2000                1999
                                                                                   -------------       ------------

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Short-term borrowings...........................................................  $   9,889,223       $   2,839,897
Collateralized short-term financings:
    Securities sold under agreements to repurchase..............................     55,607,180          43,478,449
    Securities loaned...........................................................     28,506,980          19,427,088
Obligation to return pledged securities.........................................      5,918,727           2,178,896
Payables:
    Customers...................................................................      4,927,287           3,592,682
    Brokers, dealers and other..................................................      9,436,461           2,571,790
Financial instruments sold not yet purchased, at value:
    U.S. government and agencies................................................     15,164,430          12,622,131
    Non - U.S government securities.............................................        391,708             132,323
    Corporate debt..............................................................      2,600,976           1,471,526
    Equities and other..........................................................      1,554,437           1,527,957
Accounts payable and accrued expenses...........................................      2,829,934           2,045,401
Subordinated borrowings.........................................................      4,150,000           4,150,000
                                                                                  -------------        ------------

         Total liabilities......................................................    140,977,343          96,038,140

Stockholder's equity:

    Common stock, $1.00 par value; 1,000 shares authorized, issued and
        outstanding.............................................................              1                   1
    Paid-in capital.............................................................      2,083,968           1,951,503
    Retained earnings...........................................................        296,933             149,033
                                                                                  -------------        ------------

         Total stockholder's equity.............................................      2,380,902           2,100,537
                                                                                  -------------        ------------

Total Liabilities and Stockholder's Equity......................................  $ 143,358,245        $ 98,138,677
                                                                                  =============        ============




     See accompanying notes to condensed consolidated financial statements.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

             Condensed Consolidated Statements of Income (UNAUDITED)

                                 (IN THOUSANDS)


                                                                                          Nine Months Ended
                                                                                            September 30,

                                                                                       2000                1999
                                                                                   ------------        ------------
Revenues:
    Commissions..............................................................      $    560,563       $     337,339
    Underwritings............................................................         1,033,087             621,264
    Fees.....................................................................           740,250             528,292
    Interest and dividend (expense) income, net of interest (income) expense
       of $(6,256,665) and $4,684,368, respectively..........................           (91,919)              7,067
    Principal transactions-net...............................................           870,387             583,104
    Other....................................................................            18,553              10,972
                                                                                   ------------        ------------

       Total revenues........................................................         3,130,921           2,088,038
                                                                                   ------------        ------------
Costs and Expenses:
    Compensation and benefits................................................         2,229,499           1,583,343
    Communications and technology............................................           137,091             104,479
    Brokerage, clearing, exchange fees and other.............................           107,932              96,013
    Occupancy and related costs..............................................           124,661             112,957
    Other operating expenses.................................................           316,515             202,229
                                                                                   ------------        ------------

       Total costs and expenses..............................................         2,915,698           2,099,021
                                                                                   ------------        ------------

Income (loss) before provision (benefit) for income taxes ...................           215,223             (10,983)
                                                                                   ------------        ------------

Provision (benefit) for income taxes.........................................            67,323             (22,033)

                                                                                   ------------        ------------
Net income...................................................................      $    147,900        $     11,050
                                                                                   ============        ============






     See accompanying notes to condensed consolidated financial statements.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Changes in Stockholder's Equity (UNAUDITED)

      Year Ended December 31,1999 and Nine Months Ended September 30, 2000

                                 (IN THOUSANDS)



                                                     Common          Paid-in          Retained
                                                     Stock           Capital          Earnings             Total
                                                     ------          -------          ---------           -------
Balances at December 31, 1998...................        $ 1        $ 1,486,425        $ 133,213        $ 1,619,639

Net income......................................          -                  -           15,820             15,820
Credit Suisse Group Share Plan Activity.........          -            465,078                -            465,078
                                                        ---        -----------        ---------        -----------

Balances at December 31, 1999...................          1          1,951,503          149,033          2,100,537

Net income......................................          -                  -          147,900            147,900
Credit Suisse Group Share Plan Activity.........          -            132,465                -            132,465
                                                        ---        -----------        ---------        -----------

Balances at September 30, 2000..................        $ 1        $ 2,083,968        $ 296,933        $ 2,380,902
                                                        ===        ===========        =========        ===========





      See accompanying notes to condensed consolidated financial statements

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

           Condensed Consolidated Statements of Cash Flows (UNAUDITED)

                                 (IN THOUSANDS)



                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                        2000                1999
                                                                                    ------------        ------------
Cash flows from operating activities:
    Net income...............................................................      $     147,900         $     11,050
    Adjustment to reconcile net income to net cash (used
       in) provided by operating activities:
       Depreciation and amortization.........................................             76,371               67,443
       Deferred taxes........................................................           (222,312)              36,803
       Stock compensation....................................................            111,671              103,694

(Increase) decrease in operating assets:
    Cash and securities segregated for regulatory
       purposes or deposited with clearing organizations.....................         (1,194,473)            (149,960)
    Collateralized short-term agreements.....................................        (30,118,735)         (15,974,956)
    Securities pledged as collateral.........................................         (3,687,511)              50,335
    Receivables..............................................................            301,144             (344,946)
    Financial instruments owned, at value....................................        (10,176,457)          (7,615,530)
    Other assets and deferred amounts........................................            (34,709)             (12,616)
Increase (decrease) in operating liabilities:
    Collateralized short-term financings.....................................         21,208,623           19,303,737
    Obligation to return pledged securities..................................          3,739,831            2,266,960
    Payables.................................................................          8,199,276           (1,951,061)
    Financial instruments sold not yet purchased, at value...................          3,957,614            3,327,938
    Accounts payable and accrued expenses....................................            805,327            2,113,485
                                                                                   -------------          -----------

       Net cash (used in) provided by operating activities...................         (6,886,440)           1,232,376
                                                                                   -------------          -----------

Cash flows from investing activities:
    Net payment for other assets.............................................            (68,632)             (50,030)
                                                                                   -------------          -----------

       Net cash used in investing activities.................................            (68,632)             (50,030)
                                                                                   -------------          -----------

Cash flows from financing activities:
    Net proceeds from (payments for) short-term borrowings...................          7,049,326           (1,182,606)
                                                                                   -------------          -----------

       Net cash provided by (used in) financing activities...................          7,049,326           (1,182,606)
                                                                                   -------------          -----------

Net increase (decrease) in cash and cash equivalents.........................             94,254                 (260)

Cash and cash equivalents at beginning of period.............................            101,411              116,215
                                                                                   -------------          -----------

Cash and cash equivalents at end of period...................................      $     195,665          $   115,955
                                                                                   =============          ===========




     See accompanying notes to condensed consolidated financial statements.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

        Notes to Condensed Consolidated Financial Statements (UNAUDITED)

                (IN THOUSANDS, EXCEPT WHERE INDICATED OTHERWISE)

                               September 30, 2000

1.       BASIS OF PRESENTATION

The condensed consolidated financial statements include Credit Suisse First Boston Corporation and its wholly owned subsidiary, Special Situations Holdings, Inc. - Westbridge ("Westbridge") (together with Westbridge, "CSFB Corp."). During 1999, Westbridge was established for the purpose of holding certain investment securities. CSFB Corp. is a wholly owned subsidiary of Credit Suisse First Boston, Inc. (the "Parent Company"), whose ultimate parent is Credit Suisse Group. ("CSG"). All significant intercompany balances and transactions have been eliminated.

Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles but is not required for interim reporting purposes has been condensed or omitted. These condensed consolidated financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the condensed consolidated financial position and results of operations for the interim periods presented. The results of operations for interim periods are not necessarily indicative of results for the entire year. These financial statements should be read in conjunction with CSFB Corp.'s Consolidated Financial Statements and notes thereto as of and for the year ended December 31, 1999, included as Exhibit
99.2 to the Credit Suisse First Boston (USA), Inc.'s Current Report on
Form 8-K dated November 3, 2000.

In 1988, First Boston Inc., the then parent of CSFB Corp., and CS Holding (now
CSG), formed CS First Boston, Inc. with CS Holding becoming a significant shareholder. Subsequent purchases by CSG in 1990, 1994, and 1996 increased ownership to 100%. Goodwill, which resulted from the excess of the purchase price over the fair value of the acquired net assets at the dates of acquisition, is being amortized over a 20-year life at a current annual rate of approximately $26.5 million. In accordance with Staff Accounting Bulletin No. 54 issued by the Securities and Exchange Commission, "Pushdown Basis of Accounting in Financial Statements of Subsidiaries", and as a result of the Subsequent Events discussed in Footnote 9, goodwill related to the purchases above was pushed down from CSG to CSFB Corp.

To prepare condensed consolidated financial statements in conformity with generally accepted accounting principles management must estimate certain amounts that affect the reported assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Certain reclassifications have been made to previously issued financial statements to conform to the current presentation.

2.       INCOME TAXES

CSFB Corp. is included in a consolidated federal income tax return and combined New York State and New York City income tax returns filed by the Parent Company. The Parent Company allocates federal, state and city income taxes to its subsidiaries on a separate return basis. Any credits for losses will be paid by the Parent Company to the extent that such credits are for tax benefits that have been utilized in the consolidated federal or combined state and city income tax return. The amount due to the Parent Company amounted to $289,635 for the nine-month period ended September 30, 2000. The amount due from the Parent Company based on the allocation of tax benefits amounted to $58,836 for the nine-month period ended September 30, 1999.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

 3.      BORROWINGS

Short-term borrowings are generally demand obligations with interest approximating Federal fund rates. Such borrowings are generally used to facilitate the securities settlement process, to finance securities inventories, and to finance securities purchased by customers on margin.

At September 30, 2000 and December 31, 1999, CSFB Corp.'s outstanding subordinated borrowings were as follows:



                                                             September 30,     December 31,
                                                                 2000             1999
                                                             -------------     ------------
Revolving Subordinated Loan Agreements:
     Due May 31, 2003                                        $    500,000      $    500,000
     Due December 31, 2005                                      1,000,000         1,000,000
     Due February 28, 2008                                      1,150,000         1,150,000

Equity Subordination Agreements:
     Due April 30, 2005                                           500,000           500,000
     Due September 30, 2007                                       450,000           450,000
     Due July 31, 2008                                            550,000           550,000
                                                              -----------       -----------

     Total subordinated borrowings                            $ 4,150,000       $ 4,150,000
                                                              ===========       ===========




The above subordinated loan agreements are with the Parent Company. The agreements are at floating interest rates and are equivalent to those obtained by the Parent Company for its subordinated borrowings. The weighted average effective interest rate at September 30, 2000 and December 31, 1999 for these borrowings was 7.02% and 6.45%, respectively. The fair value of these borrowings approximates the amounts reflected in the Condensed Consolidated Statements of Financial Condition.

The borrowings under these agreements qualify as regulatory capital and the agreements include all statutory restrictions specified by the Uniform Net Capital Rule under the Securities Exchange Act of 1934, including restrictive covenants relating to additional subordinated borrowings and to minimum levels of net capital, as defined, and consolidated stockholder's equity.

For the nine-month periods ended September 30, 2000 and 1999, interest paid on all borrowings and financing arrangements was $6,027,000 and $4,227,000, respectively.

4.       NET CAPITAL

CSFB Corp. is subject to the requirements of several regulatory bodies, including the Uniform Net Capital Rule under the Securities Exchange Act of 1934 (the "Exchange Act"). As such, it is subject to the NYSE's net capital rule, which conforms to the Uniform Net Capital Rule under rule 15c3-1 of the Exchange Act. Under the alternative method permitted by this rule, the required net capital may not be less than two percent of aggregate debit balances arising from customer transactions or four percent of segregated funds, whichever is greater. If a member firm's capital is less than four percent of aggregate debit balances, the NYSE may require the firm to reduce its business. If a member firm's net capital is less than five percent of aggregate debit balances, the NYSE may prevent the firm from expanding its business and declaring cash dividends. At September 30, 2000, CSFB Corp.'s net capital of $2,757,695 was
78.24 percent of aggregate debit balances and in excess of the minimum requirement of $77,170 by $2,680,525.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

5.       DERIVATIVE FINANCIAL INSTRUMENTS

CSFB Corp. enters into various transactions involving derivatives. In general, derivatives are contractual agreements that derive their values from the performance of underlying assets, interest or currency exchange rates, or a variety of indices. CSFB Corp. enters into derivative transactions for trading purposes or to provide products for its clients. These transactions involve options, forwards, futures and swaps.

For further discussion of these matters, refer to Note 7 of CSFB Corp.'s Consolidated Financial Statements as of and for the year ended December 31, 1999, included as Exhibit 99.2 to Credit Suisse First Boston (USA), Inc's Current Report on Form 8-K dated November 3, 2000.

The notional or contract amounts indicate the extent of CSFB Corp.'s involvement in the derivative instruments noted above. They do not measure CSFB Corp.'s exposure to market or credit risk and do not represent the future cash requirements of such contracts. The notional (contract) amounts for derivatives outstanding at September 30, 2000 and December 31,1999 are as follows:



                                                                    September 30,       December 31,
                                                                        2000                1999
                                                                    -------------       -------------
                                                                             (In billions)
Options written...............................................            $ 11.3             $ 38.7
Options purchased.............................................            $ 16.1             $222.8
Forward contracts purchased...................................            $ 22.9             $ 20.5
Forward contracts sold........................................            $ 17.0             $ 15.4
Futures contracts purchased...................................            $ 31.6             $ 25.1
Futures contracts sold........................................            $ 74.5             $ 39.9
Swaps.........................................................            $  3.7             $  2.4



During 1999, CSFB Corp. purchased options on interest rate strips tied to U.S. Treasury Bills. At December 31, 1999, the notional amount of the underlying U.S. Treasury Bills represented $200,600,000 of the total purchased options and had a market value of $200. These options expired unexercised on January 15, 2000.

              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

The fair values of derivatives outstanding at September 30, 2000 and December 31, 1999 are as follows:



                                                  September 30, 2000           December 31, 1999
                                                -----------------------      ------------------------
                                                Assets      Liabilities      Assets      Liabilities
                                                ------      -----------      ------      -----------
                                                                  (In millions)
Options.....................................    $ 348.2       $ 207.1         $ 415.6       $ 344.8
Forward contracts...........................    $ 130.7       $ 271.7         $ 398.9       $ 358.6
Futures contracts...........................    $ 110.4       $  23.1         $   8.0       $  24.8
Swaps.......................................    $  10.6       $  10.3         $   8.7       $  22.7



The average fair values of derivatives for the periods ended September 30, 2000 and December 31, 1999 are as follows:



                                                  Nine Months Ended              Year Ended
                                                  September 30, 2000           December 31, 1999
                                                -----------------------      -----------------------
                                                Assets      Liabilities      Assets      Liabilities
                                                ------      -----------      ------      -----------
                                                                  (In millions)
Options.....................................     $ 358.3      $ 348.5         $ 566.7      $ 410.9
Forward contracts...........................     $ 322.6      $ 305.7         $ 370.9      $ 369.4
Futures contracts...........................     $  45.8      $  58.6         $  50.8      $ 109.0
Swaps.......................................     $  12.9      $   7.5         $   4.8      $   6.7



6.       CONCENTRATIONS OF CREDIT RISK

Risk is an inherent part of CSFB Corp.'s business activities. The principal types of risks involved in CSFB Corp.'s activities are market risk, credit, country or counterparty risk and transaction risk. CSFB Corp. has developed an infrastructure designed to control, monitor and manage each type of risk. For a further discussion of these matters, refer to Notes 8 and 9 of CSFB Corp.'s Consolidated Financial Statements as of and for the year ended December 31, 1999, included as Exhibit 99.2 to Credit Suisse First Boston (USA), Inc.'s Current Report on Form 8-K dated November 3, 2000.

Risks associated with letters of credit, guarantees and underwriting commitments are not significant.

7.       INDUSTRY SEGMENT DATA

CSFB Corp. operates and manages its businesses and presents segment information through three principal operating segments: Investment Banking ("IBD"), Fixed Income ("FID") and Equities. The following is a summary of CSFB Corp.'s segment data:



                                            IBD          FID         Equities       Other         Total
                                            ---          ---         --------       -----         -----
                                                                   (In millions)

FOR THE NINE MONTHS ENDED:

SEPTEMBER 30, 2000:

Net revenues (expenses) .........      $  1,287.1     $  333.4     $  1,548.0     $  (37.6)    $  3,130.9
Depreciation and amortization ...            16.6         22.1           17.8         19.9           76.4
Net interest (expense) income ...           (17.6)       135.9         (198.1)       (12.1)         (91.9)

Income (loss) before income taxes      $    269.6     $ (206.8)    $    409.6     $ (257.2)    $    215.2

SEPTEMBER 30, 1999:

Net revenues (expenses) .........      $    802.1     $  516.8     $    881.0     $ (111.9)    $  2,088.0
Depreciation and amortization ...            13.7         19.9           13.9         19.9           67.4
Net interest (expense) income ...            (9.5)       238.3         (103.4)      (118.3)           7.1

Income (loss) before income taxes      $    164.0     $  (50.5)    $    239.7     $ (364.2)    $    (11.0)


              CREDIT SUISSE FIRST BOSTON CORPORATION AND SUBSIDIARY

8.       LEGAL PROCEEDINGS

CSFB Corp. has been named as a defendant in a number of actions relating to its various businesses including various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer, and arising out of alleged employee misconduct. From time to time, CSFB Corp. is also involved in proceedings with and investigations by, government agencies and self-regulatory organizations. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material or indeterminate amounts. Although the ultimate outcome of litigation involving CSFB Corp. cannot be predicted with certainty, after reviewing these actions with its counsel, management believes it has meritorious defenses to all such actions and intends to defend each of these vigorously.

Although there can be no assurance that such actions, proceedings, investigations and litigation will not have a material adverse effect on the results of operations of CSFB Corp. in any future period, depending in part on the results for such period, in the opinion of management of CSFB Corp., based upon advice of counsel, the ultimate resolution of such actions, proceedings, investigations and litigation against CSFB Corp. will not have a material adverse effect on the consolidated financial condition and/or results of CSFB Corp.

9.       SUBSEQUENT EVENTS

On September 8, 2000, Credit Suisse Group, through a subsidiary, agreed to purchase all of the outstanding shares of common stock of Donaldson, Lufkin & Jenrette, Inc. - series designated Donaldson, Lufkin & Jenrette, Inc. - DLJ Common Stock (the "Acquisition"). The purchase will close on November 3, 2000. Beginning on October 6, 2000, Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and the Parent Company initiated a series of transfers relating to certain proprietary fixed income and equity portfolios maintained by DLJ and certain of its subsidiaries, to CSFB Corp. and certain of its affiliates. In connection with these transfers, CSFB Corp. and certain of its affiliates made an aggregate cash payment of approximately $4.5 billion to DLJ and its subsidiaries.

On November 3, 2000, and simultaneous with the closing of the Acquisition, the Parent Company will transfer all of the outstanding shares of CSFB Corp. to DLJ in exchange for newly issued shares of DLJ. As a result of the transfer, CSFB Corp. will become a direct wholly owned subsidiary of DLJ. Effective November 6, 2000, DLJ will change its name to Credit Suisse First Boston (USA), Inc.